Exhibit 5

HUNTON & WILLIAMS LLP
ONE BANK OF AMERICA PLAZA
SUITE 1400
421 FAYETTEVILLE STREET
RALEIGH, NORTH CAROLINA 27601

TEL    919 899 3000
FAX    919 833 6352

February 10, 2014

Board of Directors
Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604

Universal Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as special counsel to Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company and the Operating Partnership, as applicable, of common stock of the Company, par value $0.01 per share (the “Common Stock”), preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), depository shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depository Shares”), debt securities of the Operating Partnership (the “Debt Securities”), and guarantees by the Company of the Debt Securities (the “Guarantees” and, together with the Common Stock, the Preferred Stock, the Depositary Shares and the Debt Securities, the “Offered Securities”), having an indeterminate aggregate maximum offering price. The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.
Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Debt Securities will be issued pursuant to an indenture dated as of December 1, 1996 (the “Base Indenture”), between the Operating Partnership, the Company and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A.), as trustee, as supplemented by one or more officers’ certificates or supplemental indentures

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Board of Directors
Highwoods Properties, Inc.
February 10, 2014

establishing the terms of any such Debt Securities (any such certificate or supplemental indenture, together with the Base Indenture, an “Indenture”).
In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)
the Registration Statement, including the Base Indenture, filed as Exhibit 4.1 to the Registration Statement, and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)
the Amended and Restated Charter of the Company, together with all amendments and articles supplementary filed to date with respect thereto (the “Charter”), as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of February 4, 2014, and by the Secretary of the Company as of the date hereof;

(c)	the Company’s Amended and Restated Bylaws (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;

(d)
the Certificate of Limited Partnership of the Operating Partnership, together with all amendments thereto (the “Certificate of Limited Partnership”), as certified by the Secretary of State of the State of North Carolina as of January 31, 2014 and by the Secretary of the Company, as the general partner of the Operating Partnership, as of the date hereof;

(e)
the Second Restated Agreement of Limited Partnership of the Operating Partnership, together with all amendments and supplements thereto (the “Operating Partnership Agreement”), as certified by the Secretary of the Company, as general partner of the Operating Partnership, as of the date hereof;

(f)	the form of certificate representing a share of Common Stock, as certified by the Secretary of the Company on the date hereof;

(g)
copies of resolutions duly adopted by the board of directors of the Company (the “Board”) on February 5, 2014, relating to, among other things, the registration, issuance and sale of the Offered Securities (the “Resolutions”), as certified by the Secretary of the Company as of the date hereof

(h)	an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters; and

(i)
the certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated January 31, 2014 (the “Company Good Standing Certificate”) and the certificate of the Secretary of State of the State of North Carolina regarding the due formation and existence of the Operating Partnership in the

Board of Directors
Highwoods Properties, Inc.
February 10, 2014

State of North Carolina dated January 31, 2014 (the “Operating Partnership Good Standing Certificate”).
For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) with the exception of the Base Indenture, the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and, with the exception of the Base Indenture, enforceability thereof upon the Company and the Operating Partnership. We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be valid and legally binding obligations of the applicable trustees thereunder.
As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.
Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:
1.The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Common Stock, the Preferred Stock, the Depositary Shares and the Guarantees.
2.The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of North Carolina, and has the requisite partnership power to issue the Debt Securities.
3.With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Stock will be validly issued, fully paid and non-assessable.
4.With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, and (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and

Board of Directors
Highwoods Properties, Inc.
February 10, 2014

any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.
5.With respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock represented by Depositary Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock and (c) when the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will be validly issued.
6.With respect to the Debt Securities and the Guarantees, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Certificate of Limited Partnership and the Operating Partnership Agreement, (b) when the terms of any Guarantees of such Debt Securities and the issuance of such Guarantees have been duly established in conformity with the Charter and Bylaws, (c) when the Debt Securities and the Guarantees, if any, have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (d) when such Debt Securities and Guarantees, if any, have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership, and the Operating Partnership has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to the applicable Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities and any Guarantees thereof will be validly issued and will constitute legal, valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company, respectively, under New York law in accordance with the terms of such Debt Securities and such Guarantees, and the terms of the applicable Indenture, except

Board of Directors
Highwoods Properties, Inc.
February 10, 2014

as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company in the State of Maryland is based solely on the Company Good Standing Certificate. The opinion in paragraph 2 with respect to formation and existence of the Operating Partnership in the State of North Carolina is based solely on the Operating Partnership Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VI of the Charter, as amended or supplemented as of the date hereof, (ii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iii) each of the applicable Debt Securities and Indentures will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.
The foregoing opinions are limited to the Maryland General Corporation Law, the laws of the State of North Carolina and the laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law, the laws of the State of North Carolina or the laws of the State of New York, we do not express any opinion on such matter.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.
This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP